Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNT FIRM
     We consent to the incorporation by reference in this Registration Statement on Form S-3 of Local.com Corporation of our report dated March 16, 2010, appearing in the Annual Report on Form 10-K/A of Local.com Corporation for the year ended December 31, 2009 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Haskell & White LLP
HASKELL & WHITE LLP
Irvine, California
January 14, 2011